                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        COMPASS KNOWLEDGE HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        COMPASS KNOWLEDGE HOLDINGS, INC.
                           2710 REW CIRCLE, SUITE 100
                                 OCOEE, FL 34761


                                November 14, 2000

Dear Stockholder:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Compass Knowledge Holdings Inc., to be held on Tuesday, December 12, 2000 at 10:00 a.m., local time, at the Company's offices located at 2710 Rew Circle, Suite 100, Ocoee, FL 34761.

         The matters to be acted upon at the Annual Meeting, as well as other important information, are set forth in the accompanying Notice of Annual Meeting and Proxy Statement which you are urged to review carefully.

         Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, you are requested to complete, sign, date and return the enclose proxy card in the enclosed postage paid envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted if, for any reason, you are unable to attend.

         We hope that you can attend the 2000 Annual Meeting of Stockholders. Your interest and support in the affairs of Compass Knowledge Holdings, Inc. are appreciated.

                                           Sincerely,


                                           /s/ Rogers W. Kirven, Jr.
                                           ----------------------------------
                                           Rogers W. Kirven, Jr.
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer

                        COMPASS KNOWLEDGE HOLDINGS, INC.
                           2710 REW CIRCLE, SUITE 100
                                 OCOEE, FL 34761
                                 (407) 573-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 12, 2000

                      -------------------------------------

         To the Stockholders of Compass Knowledge Holdings, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Compass Knowledge Holdings, Inc., a Nevada corporation (the "Company"), will be held at 2710 Rew Circle, Suite 100, Ocoee, FL 34761 at 10:00 a.m., local time on December 12, 2000, for the following purposes:

1. To elect five directors to each serve until the next annual meeting of Stockholders of the Company and until their successors have been duly elected and qualified;

2. To consider and act upon a proposal to ratify and approve the Company's 2000 Stock Option Plan.

3. To ratify the appointment of Arthur Andersen as the Company's independent certified accountants.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on November 7, 2000, are entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of such stockholders will be available for examination at the offices of the Company in Ocoee, Florida for ten business days prior to the meeting.

         Stockholders unable to attend the Annual Meeting in person are requested to read the enclosed Proxy Statement and then complete and deposit the Proxy with the Company's transfer agent, Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117 before the time of the Annual Meeting or adjournment thereof or with the chairman of the Annual Meeting, 2710 Rew Circle, Suite 100, Ocoee, FL 34761, prior to the commencement thereof. Unregistered Stockholders who received the Proxy through an intermediary must deliver the Proxy in accordance with the instructions given by such intermediary. A Proxy may be revoked by a shareholder at any time before the effective exercise thereof.

Also enclosed are copies of the Company's 2000 Stock Option Plan which was filed with the Securities and Exchange Commission (SEC) on February 18, 2000 as
Exhibit 4.6 to our Form 10SB/A filed with the SEC on May 12, 2000, Form 10SB, without exhibits, Form 8-K/A filed with the SEC on October 26, 2000 and our most recent Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000.

                                   BY ORDER OF THE BOARD OF DIRECTORS

Ocoee, Florida                     /s/ Rogers W. Kirven, Jr.
November 14, 2000                  --------------------------------------------
                                   Rogers W. Kirven, Jr., Chairman of the Board
                                   of Directors and Chief Executive Officer



         THE PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE MEETING, AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.

                        COMPASS KNOWLEDGE HOLDINGS, INC.
                           2710 REW CIRCLE, SUITE 100
                              OCOEE, FLORIDA 34761
                                 (407) 573-2000

                               PROXY STATEMENT FOR
                       2000 ANNUAL MEETING OF STOCKHOLDERS

                               -------------------

         ANNUAL MEETING. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Compass Knowledge Holdings, Inc., a Nevada corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 2710 Rew Circle, Suite 100, Ocoee, FL 34761, at 10:00 a.m., local time, on December 12, 2000, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company (the "Stockholders") on or about November 14, 2000. All costs of soliciting proxies will be borne by the Company.

         PROXY CARD. A Proxy Card is enclosed for use at the Annual Meeting. Proxies that are properly competed, signed and received prior to the Annual Meeting will be voted in accordance with the instructions of the persons executing the same. Unless instructed to the contrary, the proxies will be voted FOR Proposals 1, 2 and 3 set forth in the Notice of the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, it is intended that the persons named in the enclosed Proxy Card and acting thereunder will vote in accordance with their best judgment on such matters. A proxy may be revoked by a shareholder at any time before the effective exercise thereof by submitting a subsequently dated proxy or by appearing in person and voting at the Annual Meeting.

         RECORD DATES. With respect to all proposals, the close of business on November 7, 2000 has been fixed as the record date ("Record Date") for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, there were 14,875,000 shares of common stock, $.001 par value, issued and outstanding of which 14,875,000 shares are entitled to vote and 2,000 shares of Series A Convertible Preferred Stock issued and outstanding which are entitled to place
437.5 votes per share, or 875,000 votes in the aggregate, with our common stockholders as a single class.

         QUORUM. The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the Record Date, is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present or represented by proxy at the Annual Meeting, the Stockholders present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other then an announcement at the Annual Meeting, until a quorum is present or represented by proxy. At any such adjourned Annual Meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original Annual Meeting.

         VOTING REQUIREMENTS. With respect to the election of directors, votes may be cast in favor of or withheld. Directors are elected by a plurality of the votes cast at the Annual Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect. Any other matter that may be submitted to a vote of the Stockholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted against the matter, unless the matter is one for which a greater vote is required by law or the Company's Articles of Incorporation or Bylaws.

         ABSTENTIONS AND BROKER NON-VOTES. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. Shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, abstentions and broker or nominee non-votes will not have the same effect as a vote against the election of any director.

         DEFAULT VOTING. All shares represented by properly executed proxies, unless such proxies have been previously revoked, will be voted at the Annual Meeting in accordance with the directions set forth on such proxies. If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS, (ii) FOR THE RATIFICATION AND APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN, AND (iii) FOR RATIFICATION OF ARTHUR ANDERSEN AS THE COMPANY'S ACCOUNTANTS. IF ANY OTHER BUSINESS COMES BEFORE THE STOCKHOLDERS FOR A VOTE AT THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE HOLDERS OF THE PROXY.

         TABULATION OF VOTES. All votes will be tabulated by the inspector of elections (the "Inspector") appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Annual Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by the Company. The Inspector will also separately tabulate affirmative and negative votes and broker "non-votes", and determine the result for each proposal.

         REVOCATION OF PROXY. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (a) the execution and submission of a revised proxy, (b) written notice to the Secretary of the Company or (c) voting in person at the Annual Meeting.

                              ADDITIONAL MATERIALS

         A copy of the Company's 2000 Stock Option Plan which was filed with the Securities and Exchange Commission ("SEC") on February 18, 2000 as Exhibit 4.6 to our Form 10SB is being mailed with this Proxy Statement as well as Form 10 SB/A, without exhibits, filed with the SEC on May 12, 2000, the Company's Form 8-K/A filed with the SEC on October 26, 2000 and our most recent Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000. Except for the Company's 2000 Stock Option Plan, these documents do not form any part of the material for solicitation of proxies.

         The Company will provide, without charge, a copy of the exhibits to its Form 10-SB/A, upon written request to Rogers W. Kirven, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, at 2710 Rew Circle, Suite 100, Ocoee, FL 34761; fax number (407) 656-7585.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

DIRECTOR NOMINEES.

         The Company's Board of Directors currently consists of four members. The directors are elected annually by the Stockholders of the Company. The Bylaws of the Company provide that the Board of Directors will determine the number of directors. The Stockholders will elect five directors for the coming year. All of the nominees, except for Mr. Crane, presently serve as directors of the Company. Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, the holders of the proxy will vote your shares FOR the election of the substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

THE BOARD OF DIRECTORS HAS NOMINATED THE ABOVE-REFERENCED DIRECTORS FOR ELECTION BY THE STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. THE ELECTION OF THESE DIRECTORS REQUIRES A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE IN THE ELECTION OF DIRECTORS.

         Except for Mr. Crane, the individuals listed below as nominees for the Board of Directors were directors of the Company during 1999.

         The name and age of each nominee, his principal occupation, and the period during which such person has served as a director is set forth below:

                                                    FIRST BECAME A
NAME OF NOMINEE                   AGE           DIRECTOR OF THE COMPANY         POSITION
---------------                   ---           -----------------------         --------
Rogers W. Kirven, Jr.(1) (2)      47                    1999                   Chairman of the Board Chief Executive Officer
Daniel J. Devine (1)(2)           39                    1999                   President and Director
Dr. Robert Frank (2)              48                    1999                   Director
Dr. Paul Lerman                   59                    1999                   Director
Thomas J. Crane                   43                     n/a                   Director

-------------------
(1)      Member of Audit Committee.
(2)      Member of Compensation Committee.

         ROGERS W. KIRVEN, JR., Co-founder of the Company, Chairman of the Board and Chief Executive Officer, Secretary and Treasurer. Mr. Kirven has served as one of our Directors and Chief Executive Officer since 1999. Since 1991, Mr. Kirven served as Managing Partner of the Kirven Group, Inc., located in Ocoee, Florida, a private investment firm that specializes in investments in healthcare and education. Mr. Kirven holds a Bachelor of Arts degree from Clemson University and is a graduate of the Executive Program for Small Companies', Stanford University.

         DANIEL J. DEVINE, Co-founder of the Company, Director and President. Mr. Devine is responsible for the overall management of our business, including all operations and research and development of new programs. He has served as our President and Chief Operating Officer since 1999. From 1993 to 1995, he was a partner with The Kirven Group, Inc located in Ocoee, Florida. Prior to joining the Kirven Group, Mr. Devine was manager of business development for the Global Messaging Group of the Harris Corporation, located in Melbourne, Florida, which focused on the commercial electronic messaging marketplace. Mr. Devine has a Bachelor of Science degree in Electrical Engineering from the University of Florida and completed the Stanford University Executive Program for Growing Companies in the Spring, 1999.

         DR. PAUL LERMAN. Dr. Lerman became a Director of the Company in November 1999. Since April 1990, Dr. Lerman has served as Dean and Professor of the College of Business Administration for Fairleigh Dickinson University. Dr. Lerman also provides consulting services to a number of major corporations including, the BASF Corporation and the AT&T Corporation. Dr. Lerman received his Ph.D. in Operations Research from New York University, a Master's degree in Mechanical Engineering from New York University, a Bachelor of Arts degree in Mathematics and Economics and a B.M.E. in Mechanical Engineering from the New York University.

         DR. ROBERT G. FRANK. Dr. Frank became a Director of the Company in November 1999. Dr. Frank has dedicated his entire career to education and research in the areas of Clinical and Health Psychology. Dr. Frank has served since February of 1995 and continues to serve as the Dean of the College of Health Professions at the University of Florida and Vice President for Rehabilitation and Behavioral Health at Shands Healthcare, both located in Gainesville, Florida. Prior to that time, Dr. Frank served as the Director of Clinical Health Psychology and Neuropsychology at the University of Missouri School of Medicine. Dr. Frank received his Ph.D. from the University of New Mexico in Clinical Psychology.

         THOMAS J. CRANE, ESQ. is the Managing Director of Cloverleaf Capital International, LLC (Cloverleaf), a Miami, Florida based investment company established in July, 2000. Cloverleaf, an entrepreneurial based boutique investment banking firm, counsels clients in the areas of mergers & acquisitions, equity markets, debt financing, international strategies and information technology issues. Since January 1991, Mr. Crane has owned and operated a law practice from his Miami, Florida office. In January 1990, Mr. Crane founded and became President/CEO of Southwestern Broadcasting Corporation
(SBC), based in Naples, Florida. In August of 1998, SBC sold its assets to Broadcast Entertainment Corporation (BEC), an affiliated company operating radio stations in Texas, New Mexico, and California. Mr. Crane was, at the time of the sale, and remains a principal shareholder and Chairman of the Board of Directors of BEC, with its principal offices located in Clovis, New Mexico. Mr. Crane also sits on the Boards of Cerebus Consulting based in Albuquerque, New Mexico and Xtel Networks based in Miami, Florida. Mr. Crane holds a Juris Doctor degree from the University of Miami School of Law, Miami, Florida, a Bachelor of Arts degree from Florida State University, Tallahassee, Florida and a Certificate of Languages from the University of Paris (Sorbonne), Paris, France. Mr. Crane is licensed to practice law in the States of Florida and Texas.

NON-DIRECTOR EXECUTIVE OFFICERS

         The principal occupations and other biographical information of the Company's non-director executive officers are as follows:

         RAMSEY HASHEM. Mr. Hashem became a Vice President of the Company in May 2000. Beginning in January 1998 until May 2000, Mr. Hashem was Vice President of Sales and Marketing of the European Division of GE Harris Railway Electronics. GE Harris is a joint venture between General Electric Company and the Harris Corporation formed in July 1995. As an original member of GE Harris, Mr. Hashem served as Director of Sales and Marketing from July 1995 until January 1997 and was instrumental in transforming a "start-up" joint venture into a global leader in railway electronics. From January 1997 through December 1997, Mr. Hashem served as Vice President of Sales and Marketing for Harris Computer Systems located in Ottawa, Canada. Prior to joining Harris Computer Systems, Mr. Hashem was Director of Business Development for Harris Corporation, located in Melbourne, Florida. Mr. Hashem received his BS in Electrical Engineering from the University of Ottawa in Canada and has completed several GE management and leadership training programs.

         ANTHONY R. RUBEN. In May 2000, Mr. Ruben became the Company's Chief Financial Officer and Treasurer. Prior to joining Compass, Mr. Ruben was the Vice President of Corporate Development and Treasurer for Industar Digital PCS, a start-up wireless telecommunications company located in Milwaukee, Wisconsin. From 1997 to 1999, Mr. Ruben served as Investment Banker for Tucker Anthony Cleary Gull, located in Milwaukee, Wisconsin. From 1994 to 1997, Mr. Ruben served as Corporate Development Manager for Tenneco's packaging subsidiary, Tenneco Packing, located in Evanston, Illinois. Mr. Ruben received his undergraduate degree from the University of Illinois, his MBA from the University of Michigan and is a CPA.

         COMMITTEES AND MEETINGS. The Board of Directors held three (3) meetings in 1999 and each director of the Board attended. In November 1999, the Board established an Audit Committee and a Compensation Committee. The Audit Committee recommends to the Board of Directors an accounting firm to serve as the Company's independent accountants, reviews the scope and results of the annual audit of the Company's consolidated financial statements, reviews nonaudit services provided to the Company by the Company's independent accountants and monitors transactions among the Company and its affiliates, if any. The Audit Committee currently consists of Mr. Kirven, who is the Chairman, and Mr. Devine.

         The Compensation Committee is responsible for supervising the Company's compensation policies, administering the employee incentive plans, reviewing officers' salaries and bonuses, approving significant changes in employee benefits and recommending to the Board such other forms of remuneration as it deems appropriate. The Compensation Committee currently consists of Mr. Kirven, who is the Chairman, Mr. Devine and Dr. Frank, who is independent.

         DIRECTORS' COMPENSATION. Outside directors have yet to receive any Director fees, but they are entitled to reimbursement for reasonable travel expenses incurred in attending board meetings. Each of the outside directors are granted stock options in the Company as awarded in the discretion of the

Compensation Committee. Other than Mr. Crane, who was not a director at that time, each outside director was granted 5,000 options in December 1999 exercisable anytime at $4.00 per share within three years of the grant date. Each non-employee Director is entitled to participate in the Company's Stock Option Plans.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission initial reports of ownerships and reports of changes in ownership, and to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors were complied with during the year.

                             EXECUTIVE COMPENSATION

         The following table sets forth the information with respect to each person who served in the capacity of chief executive officer during l999, and other officers of the Company whose total annual salary and bonus for the fiscal year ended December 31, 1999 exceeded $100,000 (collectively, the "Named Executive Officers"). These Named Executive Officers receive other personal benefits in amounts less than 10% of their total annual salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation
                                                                    -------------------------------------------------
                                        Annual                                     Awards                  Payouts
                          ----------------------------------------- ----------------------------------- -------------
                                                                                           Awards         Payouts
    Name & Principal      Salary($)    Bonus($)     Other Annual      Restricted     -----------------  -------------
        Position                                    Compensation     Stock Award(s)      Securities         LTIP
                                                                          ($)            Underlying      Payout($)
                                                                                       Options (#)(3)
------------------------- ---------- ------------- ---------------- ----------------- ----------------- -------------
Rogers W. Kirven, Jr.,    $ 80,167     $36,000          $-0-              $-0-            381,118           $-0-
  CEO (1)

Daniel J. Devine(2)       $106,633     $59,256          $-0-              $-0-            275,982           $-0-

-----------

(1) Rogers W. Kirven, Jr. has served as our Director and the Chief Executive Officer since our organization on February 9, 1999. Pursuant to an employment agreement entered into in November 1999, Mr. Kirven receives annual salary payments equal to $175,000. See "Certain Employment Agreements."

(2) Daniel J. Devine has served as a Director and President since our organization on February 9, 1999. Pursuant to an employment agreement entered into in November 1999, Mr. Devine receives annual salary payments equal to $140,000. See "Certain Employment Agreements."

(3) Options were granted on February 9, 1999 under the Company's 1999 Stock Option Plan. No options were exercised during fiscal 1999.

STOCK OPTION GRANTS

         The following table sets forth information regarding grants of stock options during fiscal year 1999 made to the Named Executive Officers who have received Company option grants.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                  Percent of Total
                      Number of Securities        Stock Options
                      Underlying Stock Options    Granted to Employees   Exercise or Base   Expiration
Name                  Granted (#)(1)              in Fiscal Year 1999    Price ($/Sh)       Date
--------------------- --------------------------- ---------------------- ------------------ ------------
Rogers W. Kirven,              381,118                  25.40786                .75          02/09/04
  Jr.
--------------------- --------------------------- ---------------------- ------------------ ------------
Daniel J. Devine               275,982                   18.3988                .75          02/09/04
--------------------- --------------------------- ---------------------- ------------------ ------------

--------------
(1) The stock options granted to Mr. Kirven and Mr. Devine during the last fiscal year were incentive stock options granted pursuant to the Company's 1999 Stock Option Plan. While neither Mr. Kirven or Mr. Devine have exercised any of these options, all are immediately exercisable. See "Stock Option Plans."


EMPLOYMENT AGREEMENTS.

The Company entered into an employment agreement with Rogers W. Kirven, Jr., to serve as our Chief Executive Officer, in November 1999 for an initial term of four years. The principal terms of Mr. Kirven's employment agreement are as follows:

     o an annual salary of $175,000, which may be increased from time to time at the discretion of our Board of Directors;

     o stock options which may be issued from time to time at the discretion of our Board of Directors and by the Trustees of the Compass Knowledge Group Management Trust;

     o a "change of control" provision which allows Mr. Kirven, upon a change of control of the Company, to terminate his employment agreement and received 2.9 times his annual base salary;

     o   a provision for term life insurance;

     o   automobile allowance;

     o   discretionary bonuses; and

     o   standard benefits.

The Company entered into an employment agreement with Daniel J. Devine, to serve as our President, in November 1999 for an initial term of four years. The principal terms of Mr. Devine's employment agreement are as follows:

     o an annual salary of $140,000, which may be increased from time to time at the discretion of our Board of Directors;

     o stock options which may be issued from time to time at the discretion of our Board of Directors and by the Trustees of the Compass Knowledge Group Management Trust;

     o a "change of control" provision which allows Mr. Devine, upon a change of control of the Company, to terminate his employment agreement and received 2.9 times his annual base salary;

     o   provisions for a term life insurance;

     o   automobile allowance;

     o   discretionary bonuses; and

     o   standard benefits.

The Company entered into an employment agreement in May 2000 with Anthony R. Ruben, to serve as our Chief Financial Officer and Treasurer, for an initial term of three years. The principal terms of Mr. Ruben's employment agreement are as follows:

     o an annual salary of $130,000, which may be increased from time to time at the discretion of our Board of Directors;

     o Mr. Ruben was granted options to purchase 300,000 common shares of the Company at an exercise price of $2.00 per share;

     o a provision which provides for the Company to pay Mr. Ruben up to 200,000 shares of its common stock if (i) there is a merger or consolidation in which a change of control is effectuated or a sale of all or substantially all of the Company's assets; and (ii) if the fair market value of Mr. Ruben's options are $5.50 or less;

     o   automobile allowance;

     o   discretionary bonuses; and

     o   standard benefits.

The Company entered into an employment agreement with Ramsey Hashem, to serve as our Vice President, in May 2000 for an initial term of three years. The principal terms of Mr. Hashem's employment agreement are as follows:

     o an annual salary of $130,000, which may be increased from time to time at the discretion of our Board of Directors;

     o Mr. Hashem was granted options to purchase 400,000 common shares of the Company at an exercise price of $2.00 per share;

     o   discretionary bonuses;

     o   automobile allowance; and

     o   standard benefits.


                                   PROPOSAL 2
                        COMPASS KNOWLEDGE HOLDINGS, INC.
                             2000 STOCK OPTION PLAN

     The Company's 2000 Stock Option Plan (the "2000 Plan") was adopted by the Board of Directors of the Company effective January 1, 2000, subject to stockholder approval at the Annual Meeting, to provide for the grant of options to purchase shares of common stock to executives and other employees as an inducement to enter into employment arrangements with the Company, and to outside members of the Board, in lieu of cash consideration, as an incentive for their service on the Board.

     The Board believes that stock options are important to promote the interest of the Company and its stockholders by strengthening the Company's ability to attract and retain competent executives and other employees, to make service on the Company's Board of Directors more attractive to present and prospective non-employee directors and to provide a way to encourage stock ownership and proprietary interest in the Company by non-employee directors and valued executives and other employees upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend. The Board believes that its stock option plans are an essential component of the Company's compensation package which enables the Company to attract and retain qualified management in order to maintain and strengthen the Company's competitive position in an industry that is highly fragmented, rapidly consolidating and characterized by intense competition.

     The adoption of the 2000 Plan is subject to stockholder approval at the Annual Meeting. Stockholder approval will allow the Company to obtain a tax deduction for the full amount allowable with respect to the exercise of options granted under the Plan and will provide the Company with the flexibility to grant options qualifying as incentive stock options for tax purposes ("incentive options").

     The principal provisions of the 2000 Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the 2000 Plan. A copy of the 2000 Plan is enclosed with this Proxy and was filed with the SEC on February 18, 2000 as Exhibit 4.6 to the Company's Form 10SB.

DESCRIPTION OF THE PLAN

     The 2000 Plan provides that options may be granted to executives and other employees of the Company or any of its subsidiaries, to non-employee members of the Company's Board of Directors and to outside consultants and service providers. A total of 1.0 million shares of common stock were reserved for issuance under the 2000 Plan.

     The 2000 Plan shall be administered by a committee (the "Committee") appointed by the Board and consisting of not less than two (2) director(s) appointed by the Board. The Committee selects the persons to whom options will be granted.

     The exercise price of options granted under the 2000 Plan shall be as determined by the Committee, provided, however, that the exercise price may not be less than 85% of the fair market value of the Common Stock on the date of the grant (and provided that in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock, the exercise price may not be less than 100% of the fair market value of the Common Stock). The maximum option term is 7 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock) from the date the option is granted. Options vest and become exercisable at such time or times and during such period as determined by the Committee as provided in the particular option agreement.

         Upon the occurrence of a Change in Control, the Committee (as constituted immediately prior to the Change in Control) shall determine, in its absolute discretion, whether each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan or whether each such Option shall continue to vest according to its terms. Under the 2000 Plan, a Change in Control is defined, in general, as the occurrence of any of the following: (i) any Person becomes, after the effective date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, unless the Board (as constituted immediately prior to such Change In Control) determines in its sole absolute discretion that no Change in Control has occurred; (ii)individuals who constitute the Board on the effective date of the Plan cease, for any reason, to constitute at least a majority of the Board of Directors, PROVIDED, HOWEVER, that any person becoming a director subsequent to the effective date of the Plan who was nominated for election by at least 66 2/3% of the Board as constituted on the effective date of the Plan (other than the nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, relating to the election of the Board of Directors, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act) shall be, for purposes of this Plan, considered a member of the Board as constituted on the effective date of the Plan; or (iii) the Board of Directors determines in its sole and absolute discretion that there has been a Change in Control of the Company.

     If any grantee's employment with the Company or a subsidiary terminates by reason of death or permanent disability, options held by such grantee which are then exercisable may be exercised for a period of three months from the date such grantee ceases to perform services for the Company (but not later than the date the option would otherwise expire). If any grantee's employment by the Company or a subsidiary is terminated by the Company for cause or because the grantee is in breach of any employment agreement or if the grantee resigns, options held by such grantee shall terminate on the date the grantee ceases to perform services for the Company. If any grantee's employment with the Company or subsidiary terminates for any other reason, options held by such grantee which are then exercisable may be exercised for a period of three months after the date of such termination (but not later than the date the option would otherwise expire). Notwithstanding the foregoing or any provision in the 2000 Plan or individual option agreement to the contrary, the Committee may provide, in its discretion, that a grantee may exercise an option, in whole or in part, at any time subsequent to grantee's termination of employment or service with the Company and prior to the expiration of the option in accordance with its terms, either subject to or without regard to any vesting or other limitation on exercise imposed under the 2000 Plan. Payment for shares of Common Stock purchased under options granted pursuant to the 2000 Plan may generally be made in cash or in shares of Common Stock.

     If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or securities of the Company or another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or stock dividend payable in capital stock, appropriate adjustment will be made in the number and kinds of shares subject to the 2000 Plan, and in the number, kinds and per share exercise price of shares subject to outstanding options granted under the 2000 Plan. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option, and with a corresponding adjustment in the exercise price per share.

     The Board may at any time terminate or make such modification of the 2000 Plan as it deems advisable, provided, however, that (i) the Board may not, without approval by a majority vote of the stockholders of the Company, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 2000 Plan, and (ii) any modification or amendment of the 2000 Plan shall be subject to the approval of the Company's stockholders if such approval is necessary to comply with federal or state law (including without limitation Rule 162(m) of the Code and Rule 16b-3 of the Securities Exchange Act of 1934, as amended) or applicable stock exchange or automated quotation system on which the Common Stock may then be listed. Except as otherwise provided in the 2000 Plan, no termination, modification or amendment of the 2000 Plan may, without the consent of the person to whom an option has been granted, adversely affect the rights of the holder of the option.

OPTIONS GRANTED UNDER THE PLAN

     As of the date of this Proxy Statement, the Company has granted 980,000 options under the 2000 Plan. All of such options have an exercise price of $2.00.

VOTE REQUIRED AND BOARD RECOMMENDATION

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the total shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve and adopt the 2000 Plan.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE COMPANY'S 2000 STOCK OPTION PLAN AND UNAMIONSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN BY THE COMPANY'S SHAREHOLDERS.

                                   PROPOSAL 3
                 RATIFICATION OF ARTHUR ANDERSEN AS OUR AUDITORS

         Arthur Andersen LLP was engaged in November, 1999 as the Company's independent certified public accountants. On October 16, 2000, the Board of Directors approved the continued appointment of Arthur Andersen LLP as its auditors for the fiscal year ended December 31, 2000.

         Audit services of Arthur Andersen LLP during 1999 included the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission.

         The Audit Committee of the Company has and intends to meet with Arthur Andersen LLP in 2000 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Arthur Andersen LLP, as well as the fees charged for such services.

         A representative of Arthur Andersen LLP is expected to be present at the 2000 Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from stockholders.

         In the event the appointment of Arthur Andersen as the Company's independent public accountants for the fiscal year ended 2000 is not ratified by the Stockholders, the adverse vote will be considered as a direction to the Board of Directors to reconsider its selection.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED ARUTHUR ANDERSEN AS ITS ACCOUTING FIRM AND RECOMMENDS A VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN AS OUR AUDITORS.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth data as of November 7, 2000 concerning the beneficial ownership of common shares by (i) the persons known to the Company to beneficially own more than 5% of the outstanding common shares, (ii) all directors and nominees and each Named Executive Officer (as defined under "Executive Compensation" below) and (iii) all directors and executive officers as a group.

                                                                    Options for
   Name and Address of                      Shares of Common          Common                           Percentage
    Beneficial Owner                          Stock Owned         Stock Owned (5)    Total Shares        Owned
    ----------------                        -----------------    ----------------    -------------     -----------

Rogers W. Kirven, Jr. (1)                           4,606,289             381,118        4,987,407           28.77%
2710 Rew Circle, Suite 100
Ocoee, FL  34761

Daniel J. Devine (1)                                3,335,587             275,982        3,611,569           20.83%
2710 Rew Circle, Suite 100
Ocoee, FL  34761

Dr. Paul Lerman (2)                                       -0-               5,000            5,000                *
Farleigh Dickenson University
1000 River Road
H325A
Teaneck, NJ 07666

Dr. Robert G. Frank (2)                                   -0-               5,000            5,000                *
College of Health Professions
University of Florida
P.O. Box 100185
Gainesville, FL  32610

Ramsey Hashem (3)                                         -0-             150,000          150,000                *
2710 Rew Circle, Suite 100
Ocoee, FL 34761

Anthony R. Ruben (3)                                      -0-             100,000          100,000                *
2710 Rew Circle, Suite 100
Ocoee, FL 34761

Pioneer Ventures Ltd. Partnership (4)                 875,000                 -0-          875,000            5.05%
651 Day Hill Road
Windsor, CT  06095-0040

Thomas J. Crane (6)                                    73,393                 -0-           73,393                *
5780 Grande Reserve Way
#1410
Naples, FL 34110

All officers and directors                          8,015,269             917,100        8,932,369           56.58%
as a group

-----------------

*    INDICATES LESS THAN ONE PERCENT.

(1)  Individuals who are both officers and directors.

(2)  Individuals who are directors only.

(3)  Individuals who are officers only.

(4) Pioneer Ventures owns 2,000 shares of our convertible Series A Preferred Stock which may be converted by Pioneer at anytime into 875,000 shares of our common stock.

(5) Reflects options granted under our option plans which may be exercised within the next 60 days. Based upon 17,334,575 issued and outstanding shares including all options and other convertible instruments that may be either exercised or converted into common stock within the next 60 days.

(6) Mr. Crane is not presently an officer, director or 5% or greater shareholder, but has been nominated as a director of the Company. As of this date, Mr. Crane has purchased 70,000 shares of our common stock in the open market at an average price per share of approximately $2.03.

                              COST OF SOLICITATION

         Company will bear the cost of the solicitation of proxies from its Stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                  DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

         Proposals of Stockholders of the Company which are intended to be presented by such Stockholders at the 2001 Annual Meeting must be received by the Company no later than March 1, 2001 in order to have them included in the proxy statement and form of proxy relating to that meeting.

         The Company's by-laws require a Stockholder to give advance notice of any business, including the nomination of candidates for the Board of directors, that the Stockholder wishes to bring before a meeting of the Stockholders of the Company. In general, for business to be brought before an annual meeting by a Stockholder, written notice of the Stockholder proposal or nomination must be received by the secretary of the Company not less than 90 days nor more than 120 days before the meeting, or if the Company gives less than 40 days, notice of the meeting date , written notice of the stockholder proposal or nomination must be received within ten days after the meeting date is announced. With respect to Stockholder proposals, the Stockholder's notice to the secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as such other information set forth in the Company's by-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to the secretary of the Company must contain certain information set forth in the Company's by-laws about both the nominee and the Stockholder making the nominations.

         If a Stockholder desires to have a proposal included in the Company's proxy materials for the 2001 Annual Meeting of Stockholders and desires to have such proposal brought before the same Annual Meeting, the Stockholder must comply with the both sets of procedures described in the two immediately preceding paragraphs. Any required notices should be sent to Compass Knowledge Holdings, Inc. 2710 Rew Circle, Suite 100, Ocoee, FL 34761, Attention Secretary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective December 1, 1999, the Company issued 465,000 shares of its common stock at a fair value of $930,000, plus acquisition costs of $16,500, to The University of Florida Foundation in exchange for its 35.5% minority interest in Intelicus, LLC. Goodwill of $681,555 was recorded as a result of this acquisition. In addition, the Company issued 35,000 shares at a fair value of

$70,000 as consideration for The University of Florida Foundation to extend a contract agreement for a degree program. In December, 1999, the Company gifted $300,000 to The University of Florida Foundation for the purpose of establishing an endowment for health professionals.

         Net student fee revenue from The University of Florida was $1,877,567 and $684,802 for the years ended December 31, 1999 and 1998, respectively. Accounts receivable from this partner totaled $484,961, as of December 31, 1999.

         During 1999, the Company issued 30,000 stock options and paid approximately $38,445 in cash to a stockholder for the retirement of a $45,040 note payable.

         Also during 1999, the Company forgave loans of $204,648 from various stockholders. These amounts were reclassed to additional paid-in capital.

         On November 15, 1999, one of the Company's wholly owned subsidiaries, Rehabilitation Training Institute, Inc., paid notes aggregating $800,000 due the Company's Chief Executive Officer, Rogers W. Kirven, Jr., and President, Daniel
J. Devine. These notes originated from a redemption of 18,257 shares of their common stock in Rehabilitation Training Institute on January 1, 1999. The notes were payable upon demand and were repaid from the cash proceeds the Company received from the sale of its common stock in connection with its recapitalization on November 15, 1999.

         From January 1, 1999 through October 31, 1999, and for the year ended December 31, 1998, Intelicus, our operating subsidiary, paid management fees in the amounts of $382,628 and $228,280, respectively, to The Kirven Group, Inc., an entity controlled by our Chief Executive Officer, Rogers W. Kirven, Jr. In turn, The Kirven Group, Inc. employed Rogers W. Kirven, Dan Devine and Steve Wells. Pursuant to such agreement, The Kirven Group, Inc., through these individuals and other subcontractors, acted as executive advisors to Intelicus and were responsible for the day-to-day operation and management of its business as well as program analysis, acquisitions, due diligence, accounting, financial and other administrative services. There is no ongoing arrangement for these services.

         The Company entered into a commercial lease agreement with our Chief Executive Officer, Rogers W. Kirven, Jr., on January 1, 2000 for approximately 2,450 square feet of office space located at 2710 Rew Circle, Suite 100, Ocoee, Florida. The lease base rent is $2,588 per month which is computed at a base rental rate of $12.676 per square per annum. In addition to the base rent, the Company is responsible for the payment of all sales tax and other charges and impositions imposed upon the premises as well as $620 per month as additional rent for our share of common area maintenance and operating expenses. The lease expires on September 30, 2002.

         Except as described above, the Company currently have no transactions nor are there any proposed with our officers, directors, 5% or greater shareholders, and affiliates. Conflicts of interest could arise in the negotiation of the terms of any transaction between the Company and our shareholders, officers, directors or affiliates. The Company has no plans or arrangements, including the hiring of an independent third party, for the resolution of disputes between the Company and such persons, if they arise. The Company's business and financial condition could be adversely affected should such individuals choose to place their own interests before ours. No assurance can be given that conflicts of interest will not cause us to lose potential opportunities, profits, or management attention. Our Board of Directors has adopted a policy regarding transactions between the Company and any of its officers, directors, or affiliates, including loan transactions, requiring that all such transactions be approved by a majority of the independent and disinterested members of our Board of Directors and that all such transactions be for a bona fide business purpose and be entered into on terms at least as favorable to the Company as could be obtained from unaffiliated independent third parties.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

November 14, 2000
Ocoee, Florida

                                DEFINITIVE PROXY
                        COMPASS KNOWLEDGE HOLDINGS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 12, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMPASS KNOWLEDGE HOLDINGS, INC. THE SHARES REPRESENTED BY
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of Compass Knowledge Holdings, Inc. (the "Company") hereby appoints Rogers W. Kirven, Jr., the true and lawful attorney, agent and proxy of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be
held at 2710 Rew Circle, Suite 100, Ocoee, FL 34761 on December 12, 2000 at 10:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

1.       To elect five Directors.
                                              For          Withhold

                  Rogers W. Kirven, Jr.       [  ]          [  ]
                  Daniel J. Devine            [  ]          [  ]
                  Dr. Robert Frank            [  ]          [  ]
                  Dr. Paul Lerman             [  ]          [  ]
                  Thomas J. Crane             [  ]          [  ]
                                                                                             For      Against   Abstain

2.       To consider and act upon a proposal to ratify and approve the Company's 2000
         Stock Option Plan.                                                                 [  ]       [  ]      [  ]

3.       To ratify the appointment of Arthur Andersen as the Company's independent
         certified accountants                                                              [  ]       [  ]      [  ]

4.       To transact such other business as may properly come before the meeting or any
         Adjournment thereof.                                                               [  ]       [  ]      [  ]

         This Proxy will be voted for the choices specified. If no choice is specified for Items 1 through 3, this Proxy will be voted FOR those items.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated
November 14, 2000.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

DATED:
      --------------------------                                     -----------------------------------------------
                                                                     [Signature]

                                                                     -----------------------------------------------
                                                                     [Signature if jointly held]

                                                                     -----------------------------------------------
                                                                     [Printed Name]

                                                                     Please sign exactly as name appears on stock
                                                                     certificate(s). Joint owners should each sign. Trustees
                                                                     and others acting in a representative capacity should
                                                                     indicate the capacity in which they sign.